POWER OF ATTORNEY

 Know all persons by these presents, that the undersigned hereby constitutes and appoints each of D. Jeffry
Benoliel, Irene M. Kisleiko, and Robert T. Traub, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the
United States Securities and Exchange Commission ("SEC") a Form ID, including any amendments thereto,
and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned
to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
1934 (the "Exchange Act") or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or
director of Quaker Chemical Corporation (the "Company"), Forms 3, 4, and 5 in
accordance with Section
16(a) of the Exchange Act and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it
being understood that the documents executed by such attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in his/her discretion.
 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,
with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and
the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th
of November, 2015.
/s/ Mary Dean Hall
Signature

Mary Dean Hall
Print Name